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                                                                    EXHIBIT 10.8

                        SENIOR MANAGEMENT INCENTIVE PLAN

         The incentive compensation program outlined in this summary is designed to reward exceptional performance. The components of the program involve salary, cash bonus and option grants. The participants are the Chief Executive Officer and the President.

1.  SALARY

Annual salary for each participant shall be increased to $250,000, effective as of January 1, 2001.

2.  PERFORMANCE INCENTIVE SCHEME

Annual incentive bonuses and option grants will be determined as set forth below:

                                   Incentive Compensation
                                   ----------------------
    Performance Goal                Bonus         Options
    ----------------                -----         -------
    Meet Wall Street Guidance      $100,000             0
    Meet USAi Budget               $150,000        25,000
    Exceed USAi Budget by 10%      $200,000        50,000
    Exceed USAi Budget by 20%      $300,000        75,000
    Exceed USAi Budget by 30%      $400,000       100,000
    Exceed USAi Budget by 40%      $500,000       150,000

Payment of bonus and grant of options shall be subject to approval by the Compensation Committee of the Board of Directors, upon confirmation of the satisfaction of the applicable Performance Goal.